                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   __________


                                    FORM 8-K


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 29, 1994

                      Sensormatic Electronics Corporation
               (Exact name of registrant as specified in charter)


                Delaware              1-10739          34-1024665
         (State or other jurisdic-  (Commission     (IRS employer
         tion of incorporation)     file number)    identification No.)


         500 N.W. 12th Avenue
         Deerfield Beach, Florida                              33442
         (Address of principal executive offices)            (Zip Code)




             Registrant's telephone number, including area code:
                                (305) 420-2000


        (Former name or former address, if changed since last report)

          Item 2.  Acquisition or Disposition of Assets.

          On December 29, 1994, the merger (the "Merger") of Knogo Corporation ("Knogo") into Sensormatic Electronics Corporation (the "Company" or "Sensormatic") became effective pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 14, 1994, among the Company, Knogo and Knogo North America Inc. ("Knogo N.A.") (the "Merger Agreement"). Immediately prior to the Merger, Knogo's operations in the United States, Puerto Rico and Canada were contributed to Knogo N.A. and one share of common stock of Knogo N.A. was distributed to Knogo's stockholders for each Knogo share held by them (the "Divestiture"), so that pursuant to the Merger, only Knogo's businesses outside the United States, Puerto Rico and Canada were combined with those of the Company. In connection with the Divestiture and the Merger, the Company became a party to a Supply Agreement with Knogo N.A. providing for the purchase by the Company of certain products from Knogo N.A. over a term of 30 months and a License Agreement with Knogo N.A. governing the use of certain patent rights and technology.

          In accordance with the Merger Agreement, the former holders of Knogo common stock received .5513 shares of the Company's common stock for each share of Knogo common stock held by them (in addition to the share of Knogo N.A. referred to above). Holders entitled to fractional shares received an amount in cash equal to such fraction multiplied by $32.65.
The Company issued approximately 3,113,562 shares of common stock to the former stockholders of Knogo pursuant to the Merger. Including such shares issued pursuant to the Merger, the Company has approximately 72,137,477 shares of common stock outstanding. The Company also expects to issue approximately 100,000 additional shares of common stock to former holders of Knogo stock options.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          The information with respect to Knogo in the financial statements and pro forma financial information below has been supplied by Knogo, and the information with respect to Sensormatic in such pro forma financial information has been supplied by Sensormatic.


(a)(1)  UNAUDITED FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.
        Unaudited consolidated financial statements of Knogo for the period ended August 31, 1994:

        Knogo Corporation and Subsidiaries Condensed Consolidated
        Balance Sheet (Unaudited), at August 31, 1994

        Knogo Corporation and Subsidiaries Consolidated
        Statement of Operations (Unaudited), for the three- and six-month periods ended August 31, 1994

        Knogo Corporation and Subsidiaries Consolidated Statement of Cash Flows (Unaudited), for the six-month period ended
        August 31, 1994

        Knogo Corporation and Subsidiaries Notes to Consolidated
        Financial Statements (Unaudited)

(a)(2)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.
        Consolidated financial statements of Knogo for the fiscal year ended February 28, 1994:

        Independent Auditors' Report - Deloitte & Touche LLP

        Knogo Corporation and Subsidiaries Consolidated Balance
        Sheet, at February 28, 1994

        Knogo Corporation and Subsidiaries Consolidated Statement of Income, for the fiscal year ended February 28, 1994

        Knogo Corporation and Subsidiaries Consolidated Statement of Shareholders' Equity, for the fiscal year ended February 28, 1994

        Knogo Corporation and Subsidiaries Consolidated Statement of Cash Flows, for the fiscal year ended February 28, 1994

        Knogo Corporation and Subsidiaries Notes to Consolidated
        Financial Statements

(b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma combined financial information as of September 30, 1994 and for the three months ended September 30, 1994 and 1993, and the fiscal year ended June 30, 1994 relating to the Company's acquisition of Knogo:

        Unaudited Condensed Pro Forma Combined Balance
        Sheet, dated September 30, 1994

        Unaudited Condensed Pro Forma Combined Statement of Income, for the fiscal year ended June 30, 1994

        Unaudited Condensed Pro Forma Combined Statement of Income for the three months ended September 30, 1994

        Unaudited Condensed Pro Forma Combined Statement of Income for for the three months ended September 30, 1993

        Notes to Unaudited Condensed Pro Forma Combined
        Financial Information.

(c)     EXHIBITS:


           Exhibit
           Number                Description

             2(a)   Agreement and Plan of Merger ("Merger
                    Agreement") dated August 14, 1994,
                    between Sensormatic Electronics
                    Corporation, Knogo Corporation
                    ("Knogo") and Knogo North America
                    Inc. ("Knogo N.A.")
                    (including Exhibit A - Delaware
                    Certificate of Merger; Exhibit B - New
                    York Certificate of Merger; and
                    Exhibit C - Form of Contribution and
                    Divestiture Agreement (the "Divesti-
                    ture Agreement") between Knogo and
                    Knogo N.A.) (incorporated by
                    reference to Exhibit 2(a) to Registration
                    Statement on Form S-4, filed on
                    November 28, 1994 (File No. 33-56619)).

             2(b)   Form of License Agreement between
                    Knogo and Knogo N.A.
                    (Exhibit B to Divestiture Agreement)
                    (incorporated by reference to Exhibit 2(b) to Registration Statement on Form S-4, filed on November 28, 1994 (File
                    No. 33-56619)).

             2(c) Form of Supply Agreement between Knogo and Knogo N.A. (Exhibit C to
                    Divestiture Agreement) (incorporated by
                    reference to Exhibit 2(c) to Registration
                    Statement on Form S-4, filed on
                    November 28, 1994 (File No. 33-56619)).

                    The Supply Agreement, the License Agreement and the Divestiture Agreement were each executed on December 29, 1994.

                    (Schedules to Exhibits 2(a), 2(b) and
                    2(c) are not included.  Copies will be
                    furnished supplementally to the
                    Securities and Exchange Commission
                    upon request.)

            23(a)   Consent of Deloitte & Touche LLP

            23(b)   Consent of Deloitte & Touche LLP

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF KNOGO FOR THE
PERIOD ENDED AUGUST 31, 1994:


     KNOGO CORPORATION AND SUBSIDIARIES
     CONDENSED CONSOLIDATED BALANCE SHEET
     (In thousands, except stock par value)

                                     August 31, 1994
ASSETS                                (Unaudited)
CASH AND CASH EQUIVALENTS              $  5,660
MARKETABLE SECURITIES                     2,814
ACCOUNTS RECEIVABLE, less allowance
   for doubtful accounts of $5,210       23,255
NET INVESTMENT IN SALES-TYPE LEASES      27,510
INVENTORIES                              21,261
SECURITY DEVICES-Net                      5,987
PROPERTY, PLANT AND EQUIPMENT-Net        19,971
OTHER ASSETS                              4,298
                                       --------
                                       $110,756

LIABILITIES AND SHAREHOLDERS' EQUITY

NOTES PAYABLE-BANKS                    $ 23,083
ACCOUNTS PAYABLE AND ACCRUED
   LIABILITIES                           17,034
INCOME TAXES PAYABLE                      1,035
DEFERRED INCOME TAXES                     1,150
DEFERRED LEASE RENTALS                    3,165
                                       --------
                                         45,467

SHAREHOLDERS' EQUITY
   Participating cumulative
     preferred shares, Series A,
     $.01 par value: authorized
     200 shares; none issued
   Preferred stock, $.01 par value:
     Authorized 2,800 shares;
     none issued
   Common stock, $.01 par value:
     Authorized 20,000 shares; issued
     and outstanding - 5,410 shares
     respectively                            54
   Additional paid-in capital            35,829
   Retained earnings                     13,711
   Equity adjustment from foreign
     currency translation                15,695
                                       --------
                                         65,289
                                       --------
                                       $110,756




See notes to the condensed consolidated financial statements.

KNOGO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)


                                     Three Months Ended    Six Months Ended
                                          August 31            August 31
                                       1994      1993       1994       1993
                                                   (Unaudited)
Revenues:
   Sales of security devices
     and related interest income     $15,716    $19,059    $32,483    $38,707
   Lease rentals and other             3,159      3,390      6,325      7,664
                                     -------    -------    -------    -------
     Total revenue                    18,875     22,449     38,808     46,371

Operating costs and expenses:
   Cost of security devices sold       7,418      8,156     14,177     17,155
   Depreciation and amortization
     of security devices and
     property, plant and equipment     1,249      1,221      2,412      2,588
   Selling, general and adminis-
     trative expenses                 10,608     10,091     20,857     20,891
   Research and development            1,022        959      2,130      1,963
   Unusual item (See Note G)             -          -          651        -
                                     -------    -------    -------    -------

     Total operating costs
        and expenses                  20,297     20,427     40,227     42,597
                                     -------    -------    -------    -------

        Operating profit (loss)       (1,422)     2,022     (1,419)     3,774

Interest (income)                        (69)      (105)      (144)      (160)
Interest expense                         512        684        931      1,202
Foreign currency loss                    182        174        180        219
                                     -------    -------    -------    -------
Income (loss) before income taxes     (2,047)     1,269     (2,386)     2,513

Income taxes                             248        317        180        628
                                     -------    -------    -------    -------

Net income (loss)                    $(2,295)   $   952    $(2,566)   $ 1,885
                                     -------    -------    -------    -------
Net income (loss) per common share   $  (.43)   $   .17    $  (.48)   $   .34
                                     -------    -------    -------    -------

Weighted average common shares         5,393      5,528      5,389      5,549


See notes to the condensed consolidated financial statements.

KNOGO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In thousands)

                                          Six Months Ended
                                             August 31,
                                           1994      1993
                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (loss)                    $(2,561)       $1,885
   Adjustments to reconcile net income
     (loss) to net cash (used in) or
     provided by operating activities:
        Depreciation and amortization
          of security devices and
          property, plant and equipment   1,975         2,342
        Deferred income taxes               (94)          539
        Provision for bad debts           1,016         1,793
        Gain on disposal of property
          plant and equipment                (6)            7
        Amortization of deferred charges     40            35
        Unrealized foreign currency
          transaction loss                  386           423
        Changes in operating assets and
          liabilities:
             Decrease in accounts
               receivable                 3,413         2,072
             (Increase) decrease in
               inventories                 (220)          150
             Decrease (increase) in net
               investment in
               sales-type leases             61        (2,551)
             Increase in security
               devices-net               (1,770)         (598)
             Decrease (increase)
               in other assets               86        (1,127)
             Decrease in accounts
               payable and accrued
               liabilities               (3,022)         (149)
             (Decrease) increase
               in income
               taxes payable               (369)          205
             (Decrease) increase
               in deferred
               lease rentals               (129)          437
                                        -------       -------
NET CASH (USED IN) OR PROVIDED
BY OPERATING ACTIVITIES                  (1,199)        5,463

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property, plant and
     equipment-net                       (1,029)         (758)
   Proceeds from sale of property,
     plant and equipment                    125           101
                                        -------       -------
NET CASH USED IN INVESTING ACTIVITIES      (904)         (657)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net payments under short-term lines
     of credit and overdraft facilities    (390)       (2,203)
   Repayments on long-term borrowings    (2,547)       (1,290)
   Proceeds from exercise of stock
     options                                189            47
                                        -------       -------
NET CASH USED IN FINANCING ACTIVITIES    (2,748)       (3,446)

EFFECT OF EXCHANGE RATE ON CASH              33           138
                                        -------       -------

(DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS                           (4,818)        1,498

CASH AND CASH EQUIVALENTS, at beginning
   of period                             10,478         7,351

CASH AND CASH EQUIVALENTS, at end of
   period                               $ 5,660       $ 8,849

See notes to the condensed consolidated financial statements

KNOGO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AUGUST 31, 1994


NOTE A -- BASIS OF PRESENTATION
The financial information presented is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the financial information for the periods indicated have been included. Interim results are not necessarily indicative of results for a full year.

NOTE B -- MERGER WITH SENSORMATIC AND SPIN-OFF
On June 27, 1994, Knogo announced that it was holding discussions involving a possible merger or sale of Knogo or the addition of a significant investor.

On August 14, 1994, Knogo and its newly established, wholly-owned subsidiary Knogo North America Inc. ("Knogo N.A.") entered into a Merger Agreement with Sensormatic Electronics Corporation ("Sensormatic"), contemplating the merger of Knogo into Sensormatic (the "Merger").
The Merger was consummated on December 29, 1994. Pursuant to the Merger, each share of Knogo common stock was converted into .5513 shares of Sensormatic common stock.

Immediately prior to the Merger, Knogo contributed to Knogo N.A.
certain assets and liabilities of Knogo relative to its operations in the United States, Canada and Puerto Rico (the "Knogo N.A. Territory") and the Knogo N.A. common stock was then distributed to the Knogo shareholders so that upon the effectiveness of the Merger Knogo's remaining business interests (i.e., all such interests outside of the United States, Canada and Puerto Rico) were combined with those of Sensormatic.

SUPPLY AND LICENSE AGREEMENT:
Pursuant to a related supply agreement, Sensormatic will be obligated to purchase products from Knogo N.A. in the amount of $12 million during the first 12 months following the Merger and an additional $12 million during the subsequent 18 months. Such products will be priced to yield Knogo N.A. a 35% gross margin.

Pursuant to a related license agreement, Sensormatic will have the exclusive right to manufacture and sell existing Knogo products outside the Knogo N.A. Territory and Knogo N.A. shall have such right within the Knogo N.A. Territory, except that Knogo N.A. and Sensormatic will each have the right to develop and market the SuperStrip technology in the Knogo N.A. Territory.

Both the supply and license agreement are subject to consummation of the merger.

DECLINE IN OPERATIONS:
Subsequent to May 31, 1994, Knogo has experienced a decline in operating income principally as a result of declining revenues and of higher professional fees in connection with the proposed merger and related agreements.

NOTE C -- NET INCOME (LOSS) PER SHARE
Net Income (loss) per common share is computed using the weighted average number of common shares outstanding during the period, plus when dilutive, net additional shares issuable upon exercise of options.

NOTE D -- NET INVESTMENT IN SALES-TYPE LEASES
Knogo is the lessor of security devices under agreements expiring in various years through 2001. The net investment in sales-type leases consists of:


                                    August  31, 1994
                                     (000's omitted)
                                    ----------------
Minimum lease payments
   receivable                          $36,186
Allowance for uncollectible
   minimum lease payments               (1,812)
Unearned income                         (7,417)
Portion of lease payments
   representing executory costs         (1,160)
Unguaranteed residual value              1,713
                                       -------
                                       $27,510

NOTE E -- INVENTORIES
Inventories consist of the following:


                                   August 31, 1994
                                   (000's omitted)
                                  ----------------
Raw materials                          $ 4,602
Work-in-process                          9,719
Finished goods                           6,940
                                       -------
                                       $21,261

NOTE F -- SECURITY DEVICES ON LEASE
Security devices are stated at cost and are summarized as follows:

                                   August 31, 1994
                                   (000's omitted)
                                   ---------------
Security devices on lease              $20,930
Less allowance for depreciation         14,943
                                       -------
                                       $ 5,987

NOTE G -- UNUSUAL ITEM
On May 10, 1994, Arthur J. Minasy, Chairman of the Board of Directors and Chief Executive Officer, died. Knogo is paying a death benefit related to the termination of an employment contract in 24 equal monthly installments of $28,960, commencing in May 1994. This termination death benefit, with a present value of approximately $651,000 (computed at an effective rate of 7%), has been charged to expense in the first quarter of fiscal 1995.

CONSOLIDATED FINANCIAL STATEMENTS OF KNOGO FOR THE FISCAL YEAR
ENDED FEBRUARY 28, 1994:


INDEPENDENT AUDITORS' REPORT


Board of Directors
Knogo Corporation
Hauppauge, New York

We have audited the accompanying consolidated balance sheet of Knogo Corporation and subsidiaries as of February 28, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Knogo Corporation's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Knogo Corporation and subsidiaries as of February 28, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 2 to the consolidated financial statements, on December 29, 1994, Knogo Corporation consummated a merger with Sensormatic Electronics Corporation.


/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Jericho, New York
May 18, 1994
(December 29, 1994 as to Notes 2, 7, 8 and 11)

KNOGO CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 1994
(In thousands, except stock par value)

ASSETS
CASH AND CASH EQUIVALENTS                        $ 10,478
INVESTMENTS                                         2,814
ACCOUNTS RECEIVABLE, less allowance
  for doubtful accounts of $4,932                  26,442
NET INVESTMENT IN SALES-TYPE LEASES                25,819
INVENTORIES                                        20,090
SECURITY DEVICES ON LEASE, net                      5,145
PROPERTY, PLANT AND EQUIPMENT, net                 19,604
INTANGIBLES, including patent costs,
  less accumulated amortization of
  $1,109                                              960
OTHER ASSETS                                        3,099
                                                 --------

                                                 $114,451

LIABILITIES AND SHAREHOLDERS' EQUITY

NOTES PAYABLE, banks                             $ 26,150
ACCOUNTS PAYABLE                                    6,454
ACCRUED LIABILITIES                                12,152
INCOME TAXES PAYABLE                                1,374
DEFERRED INCOME TAXES                               1,181
DEFERRED LEASE RENTALS                              2,883
                                                 --------

                                                   50,194

COMMITMENTS AND CONTINGENCIES
  (Notes 2, 7, 10 and 11)


SHAREHOLDERS' EQUITY:
   Participating cumulative preferred shares
    Series A, $.01 par value:  authorized
    200 shares; none issued
   Preferred stock, $.01 par value:
    authorized 2,800 shares; none issued
   Common stock, $.01 par value:  authorized
    20,000 shares; issued and outstanding
    5,380                                              54
   Additional paid-in capital                      35,640
   Retained earnings                               16,277
   Equity adjustment from foreign currency
    translation                                    12,286
                                                  -------

                                                   64,257
                                                  -------

                                                 $114,451

See notes to consolidated financial statements

KNOGO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED FEBRUARY 28, 1994
(in thousands, except per share data)



REVENUES:
   Sales of security devices
    and related interest
    income                                $74,556
   Lease rentals and other                 14,746
                                          -------

                                           89,302

COSTS AND EXPENSES:
   Cost of security devices sold           32,620
   Depreciation and amortization
    of security devices and
    property, plant and equipment           4,590
   Research and development                 3,550
   Selling, general and
    administrative expenses                41,356
                                          -------

                                           82,116

OPERATING PROFIT                            7,186
                                           ------

INTEREST (INCOME)                            (445)
INTEREST EXPENSE                            2,358
FOREIGN CURRENCY LOSS                         736
                                          -------

INCOME BEFORE INCOME TAXES                  4,537

INCOME TAXES                                  923
                                          -------

NET INCOME                                $ 3,614

NET INCOME PER SHARE                        $ .65

WEIGHTED AVERAGE COMMON SHARES              5,557


See notes to consolidated financial statements

KNOGO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Year ended February 28, 1994
(in thousands)

                                                        Equity
                                                        Adjustment     Total
                                    Additional          from Foreign   Share-
                 Common Stock       Paid-in   Retained  Currency      holders'
                Shares   Amount     Capital   Earnings  Translation    Equity
BALANCE,
  February 28,
  1993           5,338   $54        $35,373    $12,663    $13,274     $61,364

NET INCOME           -     -            -        3,614         -        3,614

EXERCISE OF
  STOCK
  OPTIONS           42     -            267         -          -          267

TRANSLATION
  ADJUSTMENT         -     -            -           -        (988)       (988)
                 -----   ---        -------     ------    -------     -------

BALANCE,
  February 28,
  1994           5,380   $54        $35,640    $16,277    $12,286     $64,257

KNOGO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED FEBRUARY 28, 1994
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                             $ 3,614
   Adjustments to reconcile net income
    to net cash provided by
    operating activities:
    Depreciation and amortization of
       security devices and property,
       plant and equipment                  3,819
    Amortization of intangibles               223
    Deferred income taxes                     176
    Provision for bad debts                 2,467
    Gain on disposal of property,
       plant and equipment                    (28)
    Unrealized foreign currency
       transaction loss                     1,124
    Changes in operating assets and
       liabilities:
       Decrease in accounts
         receivable                         7,163
       Increase in net investment in
         sales-type leases                 (6,475)
       Increase in inventories             (2,198)
       Increase in security devices, net   (1,696)
       Decrease in other assets               547
       Increase in accounts payable and
         accrued liabilities                  866
       Increase in income tax
         payable                              352
       Decrease in deferred lease
         rentals                              (75)
                                          -------
          Net cash provided by operating
            activities                      9,879

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and
    equipment, net                         (1,798)
   Proceeds from sale of property,
    plant and equipment                       187
   Increase in intangibles                    (30)
                                          -------

          Net cash used in investing
            activities                     (1,641)


CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments under short-term lines
    of credit and overdraft facilities     (2,007)
   Repayment of long-term borrowings       (3,832)
   Proceeds from exercise of stock
    options                                   267
                                          -------

    Net cash used in financing
       activities                          (5,572)
                                          -------

EFFECT OF EXCHANGE RATE ON CASH               461

INCREASE IN CASH AND CASH
   EQUIVALENTS                              3,127

CASH AND CASH EQUIVALENTS, at beginning
   of year                                  7,351
                                          -------

CASH AND CASH EQUIVALENTS, at end of
   year                                   $10,478


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

   Cash paid during the year for:

    Interest                              $ 2,154

    Income taxes                          $   598


SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:

   Capital lease obligation incurred for
    the purchase of office equipment
    and other assets                      $    40


See notes to consolidated financial statements

KNOGO CORPORATION AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED FEBRUARY 28, 1994


1.        SIGNIFICANT ACCOUNTING POLICIES

     a. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Knogo
          Corporation and its subsidiaries ("Knogo"), all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

     b. REVENUE RECOGNITION - Knogo manufactures security devices which it offers for sale or lease. Revenue related to the sale of equipment is recorded at the time of shipment or upon acceptance by a third-party leasing company of a customer lease and the related equipment. In addition, in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases", lease contracts which meet the following criteria are accounted for as sales-type leases: collection is reasonably assured, there are no important uncertainties, and (1) the present value of the rental payments over the term of the lease is at least 90% of the fair value of the equipment or (2) the lease term is equal to 75% or more of the estimated economic life of the equipment or (3) the lease contains a bargain purchase option. Under this method, revenue is recognized as a sale at the time of installation or acceptance by the lessee in an amount equal to the present value of the required rental payments under the fixed, noncancellable lease term. The difference between the total lease payments and the present value is amortized over the term of the lease so as to produce a constant periodic rate of return on the net investment in the lease.

          The operating method of accounting for leases is followed for lease contracts not meeting the above criteria. Under this method of accounting, aggregate rental revenue is recognized over the term of the lease (usually 12 to 48 months), which commences with date of installation or acceptance by the lessee.

          Service revenues are recognized as earned and maintenance revenues are recognized ratably over the service contract period. Warranty costs associated with products sold with warranty protection are estimated based on Knogo's historical experience and recorded in the period the product is sold.

     c. CASH EQUIVALENTS AND INVESTMENTS - Knogo considers all highly liquid investments purchased with a maturity of three months or less as cash equivalents. Included in cash equivalents are certificates of deposit of $516,000 at February 28, 1994. Investments are stated at cost which approximates market value. Investments consist principally of tax exempt interest-bearing bonds of the Government Development Bank of Puerto Rico.

          In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires changes in the accounting and reporting of investments in debt and equity securities. Knogo is required to adopt SFAS No. 115 in fiscal 1995. The effect of adopting SFAS No. 115 on Knogo's consolidated financial statements is not expected to be material.

     d. INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out method) or market. Component parts and systems in inventory available for assembly and customer installation are considered as work-in-process.

     e. SECURITY DEVICES ON LEASE - Security devices on lease are stated at cost and consist of completed systems which have been installed.

     f. DEPRECIATION AND AMORTIZATION - Depreciation of security devices on lease and property, plant and equipment is provided for using the straight-line method over their related estimated useful lives. The security devices generally have estimated useful lives of six years, except the cost of security devices related to operating leases with bargain purchase options are depreciated over the life of the lease.

     g. INTANGIBLES - Costs and expenses incurred in obtaining patents are amortized over the remaining life of the patents, not exceeding 17 years, using the straight-line method.

     h. DEFERRED LEASE RENTALS - Deferred lease rentals consist of amounts of rentals related to operating leases billed or paid in advance.

     i. INCOME TAXES - Knogo accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes.

     j. INCOME PER COMMON SHARE - Income per common share is computed using the weighted average number of common shares outstanding during the year, plus when dilutive, net additional shares issuable upon exercise of stock options.

     k. FOREIGN CURRENCY TRANSLATION - Assets and liabilities of foreign subsidiaries are translated at year-end exchange rates. Revenues and expenses are translated using the average exchange rates prevailing throughout the period. Exchange rate changes arising from translation from the foreign subsidiaries' functional currency to U.S. dollars are included in the equity adjustment from foreign currency translation component of shareholders' equity. Gains and losses from foreign currency transactions denominated in a currency other than the parent company's or its subsidiaries' functional currencies are included in results of operations.

2.        SUBSEQUENT EVENTS

MERGER WITH SENSORMATIC AND SPIN-OFF

On June 27, 1994, Knogo announced that it was holding discussions involving a possible merger or sale of Knogo or the addition of a significant investor.

On August 14, 1994, Knogo and its newly established, wholly-owned subsidiary Knogo North America, Inc. ("Knogo N.A.") entered into a Merger Agreement with Sensormatic Electronics Corporation ("Sensormatic"), contemplating the Merger of Knogo into Sensormatic (the "Merger"). The Merger was consummated on December 29, 1994. Pursuant to the Merger, each share of Knogo common stock was converted into .5513 shares of Sensormatic common stock.

Immediately prior to the Merger, Knogo contributed to Knogo N.A.
certain assets and liabilities of Knogo relative to its operations in the United States, Canada and Puerto Rico (the "Knogo N.A. Territory") and the Knogo N.A. common stock was distributed to the Knogo shareholders, so that upon the effectiveness of the Merger Knogo's remaining business interests (i.e., all such interests outside of the United States, Canada, and Puerto Rico) were combined with those of Sensormatic.

Supply and License Agreement

     Pursuant to a related supply agreement, Sensormatic is obligated to purchase products from Knogo N.A. in the amount of $12,000,000 during the first 12 months following the Merger and an additional $12,000,000 during the subsequent 18 months. Such products will be priced to yield Knogo N.A. a 35% gross margin.

     Pursuant to a related license agreement, Sensormatic will have the exclusive right to manufacture and sell existing Knogo products outside the Knogo N.A. Territory and Knogo N.A. shall have such right within the Knogo N.A. Territory, except that Knogo N.A. and Sensormatic will each have the right to develop and market the SuperStrip technology in the Knogo N.A. Territory.

Decline in Operations

     Subsequent to May 31, 1994, Knogo has experienced a decline in operating income principally as a result of declining revenues and of professional fees in connection with the proposed merger and related agreements.

3.        NET INVESTMENT IN SALES-TYPE LEASES AND OPERATING LEASE DATA

          Knogo is the lessor of security devices under agreements expiring in various years through 2001. The net investment in sales-type leases consist of:

                                          1994
                                     (in thousands)
Minimum lease payments receivable       $ 34,431
Allowance for uncollectible minimum
  lease payments                          (1,674)
Unearned income                           (7,424)
Portion of lease payments representing
  executory costs                         (1,083)
Unguaranteed residual value                1,569
                                        --------
                                        $ 25,819

        At February 28, l994, future minimum lease payments receivable under sales-type leases and noncancellable operating leases are as follows:

                                   Sales-Type     Operating
                                     Leases         Leases
                                         (in thousands)
l995                                $11,307        $ 5,423
1996                                  9,381          5,670
1997                                  7,009          4,954
1998                                  4,245          3,029
1999 and thereafter                   2,489            886
                                    -------        -------
                                    $34,431        $19,962


4.           INVENTORIES

             Inventories consist of the following:

                      1994
                 (in thousands)
Raw materials       $ 4,348
Work in process       9,184
Finished goods        6,558
                    -------

                    $20,090

5.           SECURITY DEVICES ON LEASE

             Security devices are stated at cost and are summarized as follows:

                                    1994
                              (in thousands)
Security devices on lease         $17,262
Less allowance for depreciation    12,117
                                  -------

                                  $ 5,145

6.           PROPERTY, PLANT AND EQUIPMENT

             Property, plant and equipment are stated at cost and are summarized as follows:

                            Estimated Useful       1994
                             Lives (Years)    (in thousands)
Land                                              $ 3,547
Buildings and improvements     25-40               13,491
Machinery and equipment         3-10               11,216
Furniture, fixtures and
  office equipment              3-10                5,565
Leasehold improvement            1-6                  376
                                                  -------
                                                   34,195

Less allowance for
  depreciation and
  amortization                                     14,591
                                                  -------
                                                  $19,604

7.           NOTES PAYABLE

                           1994
                      (in thousands)
Short-term lines of
  credit, overdraft
  facilities, and
  other                  $ 9,900
Term loans                16,250
                         -------
                         $26,150

        Knogo has various informal short-term overdraft and credit lines available on which Knogo may borrow in various currencies at prevailing market rates. At February 28, 1994, an amount of $3,049,000 was outstanding under a domestic credit line at an annual interest rate of 6%, maturing on July 14, 1994, subject to renewal. Amounts drawn in foreign currencies aggregated $5,278,000 with annual interest rates approximating 7.1%.

      Knogo has two equal term loan agreements with domestic banks. The term loans are payable in 13 remaining equal quarterly installments of $1,250,000. All borrowings under these agreements bear interest at the London Interbank Offered Rate plus 2.5% or the Alternate Base Rate, as defined, plus 1%. At February 28, 1994, the interest rate on outstanding borrowings was 6%. The terms of the agreements, among other matters, provide restrictions on additional borrowings, capital expenditures and payment of dividends and require that Knogo maintain certain minimum net worth and working capital, as defined. Knogo has pledged the shares of certain subsidiaries as collateral for the loans. Knogo has received from its term loan lenders a waiver of the "no net loss" covenant of its existing term loans for the quarters ended May and August 31, 1994.

      Aggregate maturities of notes payable, banks, are as follows (in thousands):

                  1995         $13,870
                  1996           5,278
                  1997           5,280
                  1998           1,474
                  1999              82
                  Thereafter       166

        Subsequent to year end, Knogo received a commitment from a group of European banks to provide a three year credit financing of 40 million European Currency Units (ECU's) (approximately $44 million) at an interest rate of 1 1/4% above the appropriate Interbank offered rate for each currency. Borrowings under the facility will be based upon eligible accounts receivable and lease contracts. As of December 29, the financing has not been consummated as a result of the Merger Agreement with Sensormatic (see Note 2).

8.           SHAREHOLDERS' EQUITY

   a. Knogo's Stock Option Plan provides for grants of up to 950,000 options to purchase Knogo's common stock. In connection with the Merger Agreement with Sensormatic, the Knogo stock options will be cancelled and options of Sensormatic and Knogo N.A. issued in replacement therefor. Under the Plan, options may be granted through May 4, l996 to executives and key employees at prices determined by the Stock Option Committee. Options become exercisable in whole or in part from time-to-time as shall be determined by the Committee at the time of grant of each option. Currently, options become exercisable 20% per year over a five-year period. All options granted in fiscal year 1994 were issued at fair market value at date of grant. Transactions during the year ended February 28, 1994 were as follows:

                                                    Shares Under Option

                                               Option Price       Number
                                                Per Share       of Shares
          Balance, February 28, l993                             558,427
          Granted                                 $8.88            5,000
          Exercised                           $5.13 - $7.75      (41,600)
          Cancelled                           $5.13 - $6.25      (11,200)
                                                              ----------

          Balance, February 28, l994                             510,627

               Additionally, options to purchase 30,000 shares of Knogo's common stock were granted to the outside directors of Knogo. The option price per share was $l2.00 which was the fair market value on the date of the grant. Such options were fully exercisable at February 28, 1994 and expire in 1998.

               As of February 28, 1994, options were outstanding at a weighted average exercise price of $6.57 per share, and expire at various dates beginning November 1, 1995. As of February 28, 1994, options for 312,673 shares were available for future grants and options for 331,187 shares were exercisable. As of February 28, 1994, 853,300 shares of common stock were reserved for issuance in connection with the exercise of stock options.

     b. Knogo has a Shareholders' Rights Plan that provides rights to purchase new Knogo Corporation Participating Cumulative Preferred Shares Series A, par value $.0l per share ("Series A Preferred Shares") which would be distributed as a dividend at the rate of one right per common share. Rights become exercisable ten days after any person or group acquires 20% or more or announces a tender offer for 30% or more of Knogo's outstanding common stock. If and when the Rights become exercisable, each Right will entitle the holder thereof to purchase one one-hundredth (1/100th) of a Series A Preferred Share at an initial exercise price of $l00. The terms of the Series A Preferred Shares have been designed so that each one one-hundredth (l/l00th) of a Series A Preferred Share will be entitled to participate in dividends and to vote on an equivalent basis with one whole share of Knogo's common shares. Rights under the Rights Plan, together with the outstanding shares of Knogo Common Stock, were exchanged for Sensormatic
          Common Stock and extinguished in the Merger.

9.        DIVIDENDS

          Knogo paid a regular quarterly cash dividend from July 1987 through December 1991. In January 1992, the Board of Directors determined to eliminate the dividend in connection with the restructuring of Knogo. Any further decision by the Board of Directors as to the declaration and payment of dividends will depend upon the earnings and financial condition of Knogo and such other facts as the Board of Directors deems appropriate at such time. The amount of cash dividends Knogo may pay is restricted under certain of its bank credit agreements. As of February 28, 1994, based on the most restrictive of the debt covenants, approximately $2,711,000 is available for payment of dividends.

10.       INCOME TAXES

          Income before income taxes consists of:

                                        1994
                                   (in thousands)
     Domestic                          $  857
     Foreign                            3,680
                                       ------
                                       $4,537

          The components of Knogo's income tax provisions are as follows:

                                        1994
                                    (in thousands)
     Domestic:
        Current                         $ 396
        Deferred                           -
                                        -----
                                          396

     Puerto Rico:
        Current                           390
        Deferred                         (164)
                                        -----
                                          226
     Foreign:
        Current                           (39)
        Deferred                          340
                                        -----
                                          301
                                        -----
                                        $ 923

          The reconciliation between total tax expense and the expected U.S. Federal income tax is as follows:

                                           1994
                                      (in thousands)
Expected tax expense at 34%              $ 1,543
Add/(deduct):
   Losses of foreign subsidiaries
     producing no tax benefit                207
   Effect of foreign tax credits and
     lower foreign tax rates              (1,108)
   U.S. losses producing no tax benefit    1,116
   Benefits of nontaxable income of
     Puerto Rico subsidiary               (1,106)
   Prior years' estimated tax adjustment     271
                                         -------
                                         $   923

          Significant components of deferred tax assets and liabilities are comprised of:

                                         1994
                                     Deferred Tax
                                       (Assets)
                                     Liabilities
                                    (in thousands)
Assets:
Accounts receivable                   $ (2,186)
   Inventories                          (1,004)
   Accrued liabilities                    (922)
   Research and development               (403)
   Intercompany transactions            (1,890)
   Net operating loss carryforwards     (8,788)
   Other                                  (519)
                                      --------
     Gross deferred tax assets         (15,712)
     Less: Valuation allowance           7,305
                                      --------
                                        (8,407)

Liabilities:
   Security devices on lease             2,077
   Property, plant and equipment         1,392
   Sales-type leases                     5,175
   Deferred sales                          475
   Other                                   469
                                      --------
     Gross deferred tax liabilities      9,588
                                      --------
        Net deferred tax liability    $  1,181


          The decrease in the valuation allowance of $1,838,000 during the year ended February 28, 1994 was primarily the result of utilization of net operating loss carryforwards.

          Knogo's Puerto Rico manufacturing subsidiary is exempt from Federal income taxes under Section 936 of the Internal Revenue Code. Also, Knogo was granted a partial income tax exemption under the provisions of the Puerto Rico Industrial Incentives Act of 1978 from the payment of Puerto Rico taxes on income derived from marketing certain products manufactured by the subsidiary. The grant provides for a 90% exemption from Puerto Rico taxes until January 1, 2008. Knogo provides tollgate taxes on the earnings of the Puerto Rico subsidiary which it intends to remit, in the form of a dividend, to the parent company based upon the applicable rates. Such provision amounted to $20,000 for the year ended February 28, 1994.

          Knogo has approximately $2,800,000 in marketable securities which Knogo intends to maintain in Puerto Rico in order to obtain reduced tollgate taxes to be paid when the Puerto Rican source earnings are repatriated.

          Deferred income taxes have not been provided on the portion of the earnings of foreign subsidiaries aggregating approximately
$14,585,000 which are to be indefinitely reinvested.

          At February 28, 1994, Knogo had tax credit carryforwards of approximately $250,000 for Federal tax purposes available to offset future U.S. income tax liabilities through 2009. Knogo has available domestic and foreign net operating loss carryforwards of approximately $22,800,000 for tax purposes expiring through 2009.

          The prior years income tax returns of Knogo and its wholly-owned subsidiaries are currently being examined by various taxing authorities. Knogo has recorded the estimated settlement costs for these matters. Management anticipates that adjustments, if any, resulting from the conclusion of these examinations will not have a material effect on the consolidated financial statements.

11.       COMMITMENTS AND CONTINGENCIES

     a. Aggregate annual rent expense under leases for office, warehouse, manufacturing facilities, automobiles and other rental equipment amounted to approximately $2,498,000 for 1994. At February 28, 1994, the minimum rental commitments under all noncancellable operating leases are $1,333,000
          (1995), $648,000 (1996), $273,000 (1997), $158,000 (1998),
          and $26,000 (1999).

     b. Knogo has a severance compensation plan covering certain officers and employees which provides that in the event a participant's employment is terminated under certain circumstances within two years following a change in control, as defined, the participant would be entitled to a severance payment, as defined. In addition, the participant would be entitled to a cash payment in settlement of all outstanding stock options and to the continuation for a period of 18 months of certain benefits received under Knogo's various employee benefit arrangements. This severance compensation plan will not apply to, and will be terminated as a result of, the Merger. (Note 2)

     c. Knogo is a party to litigation arising in the normal course of business. Management believes the final disposition of such matters will not have a material adverse effect on the consolidated financial statements.

     d. Knogo has a voluntary profit sharing deferred contribution plan, which complies with section 401(k) of the Internal Revenue Code. The plan permits eligible employees to make voluntary contributions to a trust, up to a maximum of 10% of compensation, subject to certain limitations, with Knogo making a matching contribution presently at 50% of the first 6%. Knogo contributed to the plan approximately $54,000 for the year ended February 28, 1994.

     e. Knogo has an employment agreement with a senior executive through May, 1996 for which Knogo has a minimum annual commitment of approximately $300,000.

          On May 10, 1994, Arthur J. Minasy, Chairman of the Board of Directors and Chief Executive Officer, died. Knogo will pay a death benefit related to the termination of an employment contract in 24 equal monthly installments of $28,960, commencing in May 1994. This termination death benefit, with a present value of approximately $650,000 (computed at an effective rate of 7%), was charged to expense in the first quarter of fiscal 1995.

     f. In connection with intercompany transactions, Knogo purchases future currency exchange contracts to hedge the risk associated with fluctuations between the Belgian Franc and the United States Dollar. At February 28, 1994, Knogo had two equal contracts expiring through February 15, 1995 to purchase a total of $10 million United States dollars. The contracts mature at set rates in $400,000 increments every two weeks during the contract period.

12.       BUSINESS SEGMENT DATA

          Knogo is engaged in only one segment and line of business, the manufacture, distribution, installation and servicing of systems designed to detect the unauthorized movement of articles and persons.

          Knogo's customers are principally in the retail industry.

          Certain information about Knogo's operations in different geographic areas as of and for the year ended February 28, 1994 is as follows:

Revenues:
   North America                      $ 18,695
   Europe and other                     70,607
                                      --------

   Total revenues                     $ 89,302

Operating profit before
   items below:
   North America                      $  1,473
   Europe and other                      7,435
                                      --------

     Total operating profit
        before items below               8,908

Corporate expenses                      (1,722)
Interest income                            445
Interest expense                        (2,358)
Foreign currency loss                     (736)
                                      --------
     Income before
        income taxes                  $  4,537

Identifiable assets:
   North America                      $ 33,418
   Europe and other                     75,927
                                      --------

     Total identifiable assets         109,345

   General corporate assets              5,106
                                      --------

     Total assets                     $114,451


          The activities of Knogo's Canadian operations, which are not material for separate disclosure, are included in North America.

          Transfers between geographic areas are accounted for at cost, plus a reasonable profit, and amounted to approximately
$12,524,000.

          Liabilities of foreign subsidiaries, exclusive of intercompany accounts amounted to $22,852,000.

13.       QUARTERLY RESULTS OF OPERATIONS (Unaudited)

          The following is a tabulation of the quarterly results of operations for the year ended February 28, 1994:

                          First    Second     Third   Fourth
                         Quarter   Quarter   Quarter  Quarter
                          (in thousands except per share data)
Revenues                 $23,922   $22,449   $21,375  $21,556
Operating profit           1,752     2,022     2,276    1,136
Income before income
  taxes                    1,244     1,269     1,545      479
Net income                   933       952     1,159      570
Net income per common
  and common
  equivalent share       $   .17   $   .17   $   .21  $   .10

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AS OF
SEPTEMBER 30, 1994 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993, AND THE FISCAL YEAR ENDED JUNE 30, 1994 RELATING TO
THE COMPANY'S ACQUISITION OF KNOGO:


PRO FORMA COMBINED FINANCIAL INFORMATION

Introductory Note

        The following tables set forth certain unaudited condensed pro forma combined financial information for Sensormatic after giving effect to the Divestiture and the Merger, using the purchase method of accounting as if such transactions had been consummated, with respect to the statement of income, on July 1, 1993 and, with respect to the balance sheet, as of September 30, 1994. The information contained in the following tables does not purport to be indicative of the results of operations and financial position of Sensormatic which may have been obtained had the Divestiture and the Merger with Knogo been consummated on the dates assumed.

        The unaudited Knogo historical financial statements for the 12-month period ended May 31, 1994 and the three-month periods ended August 31, 1994 and 1993 have been adjusted to reflect the Divestiture and the reversal of intercompany transactions and balances (including the related income tax effect thereon) eliminated as part of determining the Knogo historical financial statements. The resulting balances (under the heading "Knogo International") are combined with Sensormatic in the accompanying pro forma financial information.

        The unaudited condensed pro forma combined financial information reflects a preliminary allocation of the purchase price of Knogo and, accordingly, is subject to change. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial information appearing herein are preliminary and have been made solely for purposes of developing such pro forma combined financial information.

        The pro forma information with respect to the Merger is based on approximately 3,200,000 shares of Sensormatic common stock being issued to the Knogo shareholders and Knogo optionholders at an average Sensormatic share price of $32.65 (which is equal to the average closing price of a share of Sensormatic common stock on the New York Stock Exchange for the twenty trading days preceeding December 29, 1994).

        This information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 1994 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and the historical consolidated financial statements and accompanying notes of Knogo contained herein.

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                               September 30, 1994
                                 (in thousands)

                                                                Combined
                                                               Sensormatic
                    Sensor-      Knogo            Pro Forma     and Knogo
                     matic  International<F1>(a) Adjustments  International
ASSETS

   Cash and
   marketable
   securities    $   55,827     $ 7,275        $   (315)(b)    $    62,787
   Trade and
   other
   receivables
   and
   investment in
   sales-type
   leases, net      335,654      45,088            --              380,742
   Inventories,
   net              177,986      14,174           2,235(b)         194,395
   Revenue
   equipment and
   other
   property,
   plant and
   equipment,
   net              175,147      13,860            --              189,007
   Deferred
   charges,
   patents and
   other assets,
   net              140,418       3,040             657(b)         142,801
   Costs in
   excess of net
   assets
   acquired, net    372,532        --            84,700(c)         457,232
                 ----------     -------        --------         ----------
   Total assets  $1,257,564     $83,437        $ 85,963         $1,426,964
LIABILITIES AND
STOCKHOLDERS'
EQUITY
   Accounts and
   income taxes
   payable
   and accrued
   liabilities   $  202,609     $24,755        $ 17,328(b)(c)   $  244,692
   Debt             273,212      22,476            --              295,688
   Common stock     582,085        --           104,841(c)         686,926
   Retained
   earnings         253,847      36,206         (36,206)(c)        253,847
   Other
   stockholders'
   equity           (54,189)       --              --              (54,189)
                 ----------     -------        --------         ----------
   Total
   stockholders'
   equity           781,743      36,206          68,635            886,584
   Total
   liabilities
   and
   stockholders'
   equity        $1,257,564     $83,437        $ 85,963         $1,426,964
--------------------

<F1> (a) Includes Knogo International at August 31, 1994.

           See Accompanying Notes to Unaudited Condensed Pro Forma
                       Combined Financial Information.

           UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                            Year Ended June 30, 1994
                    (in thousands, except per share amounts)

                                                              Combined
                                                             Sensormatic
                              Knogo In-                       and Knogo
                    Sensor-  ternational      Pro Forma         Inter-
                    matic      <F1>(a)       Adjustments       national
   Total revenues $655,966     $70,088                         $726,054
   Cost of
   revenues        270,977      29,885        $(3,600)(d)       297,262
   Operating
   expenses        280,202      34,584         (6,182)(e)(f)    308,604
                  --------     -------        -------          --------
   Operating
   income          104,787       5,619          9,782           120,188
   Other
   expenses, net    (8,822)     (1,960)                         (10,782)
                  --------     -------        -------          --------
   Income before
   income taxes     95,965       3,659          9,782           109,406
   Provision for
   income taxes     23,900         395          5,061(g)(h)      29,356
                  --------     -------        -------          --------
   Net income     $ 72,065     $ 3,264        $ 4,721          $ 80,050
                  --------     -------        -------          --------
   Primary
   earnings per
   common share   $   1.16                                     $   1.23
   Fully diluted
   earnings per
   common share   $   1.13                                     $   1.19
   Common shares
   used in the
   computation
   of:
     Primary
     earnings
     per common
     share          61,885                                       65,102
                  --------                                     --------
     Fully
     diluted
     earnings
     per common
     share          68,343                                       71,560
                  --------                                     --------
   _______________________

 <F1> (a) Includes Knogo International for the 12-month period ending May
          31, 1994.

          See Accompanying Notes to Unaudited Condensed Pro Forma
          Combined Financial Information.

           UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                     Three months ended September 30, 1994
                    (in thousands, except per share amounts)

                                                              Combined
                                                             Sensormatic
                              Knogo In-                       and Knogo
                    Sensor-  ternational      Pro Forma        Inter-
                    matic      <F1>(a)       Adjustments       national
                  --------   ----------     -----------      -----------
   Total revenues $190,882     $14,960                         $205,842
   Cost of
   revenues         79,051       7,507        $  (900)(d)        85,658
   Operating
   expenses         83,427       9,093         (1,571)(e)(f)     90,949
                  --------     -------        -------          --------
   Operating
   income (loss)    28,404      (1,604)         2,471            29,235
   Other
   expense (net)    (1,613)       (621)                          (2,234)
                  --------     -------        -------          --------
   Income (loss)
   before income
   taxes            26,791      (2,261)         2,471            27,001
   Provision for
   income taxes      6,700          77             58(g)(h)       6,835
                  --------     -------        -------          --------
   Net income
   (loss)         $ 20,091     $(2,338)       $ 2,412          $ 20,165
                  --------     -------        -------          --------
   Primary
   earnings per
   common share   $   0.29                                     $   0.28
   Fully diluted
   earnings per
   common share   $   0.29                                     $   0.28
   Common shares
   used in the
   computation
   of:
     Primary
     earnings
     per common
     share          69,868                                       73,085
                  --------                                     --------
     Fully
     diluted
     earnings
     per share      70,026                                       73,243
                  --------                                     --------
   ______________

<F1> (a)  Includes Knogo International for the 3-month period ended
          August 31, 1994.

          See Accompanying Notes to Unaudited Condensed Pro Forma
          Combined Financial Information.

           UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                     Three months ended September 30, 1993
                    (in thousands, except per share amounts)

                                                              Combined
                                                             Sensormatic
                              Knogo In-                       and Knogo
                    Sensor-  ternational      Pro Forma         Inter-
                    matic      <F1>(a)       Adjustments       national
                  ---------  ----------    ------------      -----------
   Total revenues $143,284     $18,222                         $161,506
   Cost of
   revenues         59,006       7,943        $(1,000)(d)        65,949
   Operating
   expenses         62,008       8,485         (1,371)(e)(f)     69,122
                  --------     -------        -------          --------
   Operating
   income           22,270       1,794          2,371            26,435
   Other
   expense (net)    (2,464)       (464)                          (2,928)
                  --------     -------        -------          --------
   Income
   before income
   taxes            19,806       1,330          2,371            23,507
   Provision for
   income taxes      5,000         464          1,016(g)(h)       6,480
                  --------     -------        -------          --------
   Net income     $ 14,806     $   866        $ 1,355          $ 17,027
                  --------     -------        -------          --------
   Primary
   earnings per
   common share   $   0.25                                     $   0.27
   Fully diluted
   earnings per
   common share   $   0.24                                     $   0.26
   Common shares
   used in the
   computation
   of:
     Primary
     earnings
     per common
     share          60,272                                       63,489
                  --------                                     --------
     Fully
     diluted
     earnings
     per share      67,589                                       70,806
                  --------                                     --------
   ___________

<F1> (a)  Includes Knogo International for the 12-month period ended
          August 31, 1993.

          See Accompanying Notes to Unaudited Condensed Pro Forma
          Combined Financial Information.

   NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL
   INFORMATION

   The following pro forma adjustments have been made:

             (a) The unaudited Knogo Historical financial statements for the 12-month period ended May 31, 1994, and for the three-month periods ended August 31, 1994 and 1993, have been adjusted to reflect the contribution of Knogo's businesses in the United States, Canada and Puerto Rico to Knogo North America ("Knogo N.A."), formerly a wholly-owned subsidiary of Knogo, and the distribution of the stock of Knogo N.A. to Knogo's stockholders--i.e., the Divestiture. Knogo Corporation is referred to as Knogo International after giving effect to the Divestiture.


                           Consolidated Balance Sheet
                                August 31, 1994
                                 (in thousands)
                                  (unaudited)

                                                          Knogo Historical
                                     Less                   as Adjusted
                       Knogo      Knogo N.A.    Adjust-      ("Knogo
                     Historical   Historical   ments(+)   International")
                     ----------   ----------   ---------  --------------
   Assets:
     Cash and
     marketable
     securities        $  8,474     $ 1,199     $             $ 7,275
     Trade and
     other
     receivables
     and
     investment
     in sales-
     type
     leases, net         50,765       5,677                    45,088
     Inventories         21,261       8,660       1,573        14,174
     Revenue
     equipment
     and other
     property,
     plant and
     equipment,
     net                 25,958      13,538       1,440        13,860
     Deferred charges,
     patents and other
     assets, net          4,298       1,258                     3,040
                       --------     -------     -------       -------
                       $110,756     $30,332     $ 3,013       $83,437
                       --------     -------     -------       -------
   Liabilities
   and Stock-
   holders'
   Equity:
    Accounts
     and income
     taxes
     payable and
     accrued
     liabilities       $ 22,384     $ 4,837     $ 7,208       $24,755
     Debt                23,083         607                    22,476
                       --------     -------     -------       -------
                         45,467       5,444       7,208        47,231
     Stockholders'
     Equity              65,289      32,096       3,013        36,206
     Less:
     Due from
     affiliates             ---      (7,208)     (7,208)          ---
                       --------     -------     -------       -------
     Total
     Stockholders'
     Equity              65,289      24,888      (4,195)       36,206
                       --------     -------     -------       -------
                       $110,756     $30,332     $ 3,013       $88,437
                       --------     -------     -------       -------

     __________

     + Adjustments represent primarily the reversal of intercompany transactions and balances (including the related income tax effect thereon) eliminated as part of determining the Knogo Historical financial statements.

                      Consolidated Statement of Operations
                        Twelve Months Ended May 31, 1994
                                 (in thousands)
                                  (unaudited)

                                  Less                      Knogo
                  Knogo         Knogo N.A.     Adjust-      Inter-
                Historical (*)  Historical     ments (**)  national
                ----------      ----------    ----------   ---------
 Revenues:
   Total
   revenues        $85,313       $27,149       $11,924      $70,088
 Costs and
 Expenses:
   Cost of
   revenues         30,380        13,786        13,291       29,885
   Operating
   expenses         49,496        12,752        (2,160)      34,584
                   -------       -------       -------      -------
   Operating
   income            5,437           611           793        5,619
   Other
   expenses net      2,483           523                      1,960
                    -------      -------       -------       ------
   Income before
   income taxes      2,954            88           793        3,659
   Provision
   for income
   taxes               544           504           355          395
                    ------       -------       -------       ------
   Net income
   (loss)          $ 2,410       $ (416)       $   438      $ 3,264
                  --------       -------       -------      -------

                      Consolidated Statement of Operations
             Three Months Ended August 31, 1994 and August 31, 1993
                                 (in thousands)
                                  (unaudited)

                               Less                        Knogo
                  Knogo      Knogo N.A.     Adjust-        Inter-
                Historical   Historical     ments (**)    national
                ----------   ----------   ------------    ---------
1994:
Revenues:
   Total
   revenues        $18,875       $7,329       $ 3,414      $14,960
Costs and
 Expenses:
   Cost of
   revenues          7,418        4,005         4,094        7,507
   Operating
   expenses         12,879        3,327           459        9,093
                   -------      -------       -------      -------
   Operating
   income (loss)    (1,422)          (3)          221       (1,640)
   Other
   expenses, net       625            4                        621
                    -------      -------      -------       ------
   Income (loss)
   before
   income taxes     (2,047)          (7)          221       (2,261)
   Provision
   for income
   taxes               248           66           105           77
                    ------        -----       -------      -------
   Net income
   (loss)          $(2,295)      $  (73)      $   116      $(2,338)
                  --------      -------       -------     --------

1993:
Revenues:
   Total
   revenues        $22,449       $7,331       $3,104       $18,222
Costs and
 Expenses:
   Cost of
   revenues          8,156        3,727        3,514         7,943
   Operating
   expenses         12,271        3,248         (538)        8,485
                   -------      -------      -------       -------
   Operating
   income            2,022          356          128         1,794
   Other
   expenses, net       753          289                        464
                    -------      -------     -------        ------
   Income before
   income taxes      1,269           67          128         1,330
   Provision
   for income
   taxes               317           76          223           464
                    ------        -----      -------        ------
   Net income
   (loss)          $   952       $   (9)      $  (95)      $   866
                  --------      -------       -------     --------

   * Knogo's historical year end is the last day of February. These amounts represent Knogo's operating results for the year ended February 28, 1994, minus the quarter ended May 31, 1993, plus the quarter ended May 31, 1994.

   ** Adjustments represent primarily (i) the reversal of intercompany transactions and balances (including the related income tax effect thereon) eliminated as part of determining the Knogo Historical financial statement and (ii) an adjustment to reclassify depreciation on security devices from operating expenses to cost of revenues to conform to the presentation used in the Sensormatic financial statements.

            (b) Adjustments pursuant to the Divestiture Agreement between Knogo and Knogo N.A. which provided that, at the time of the divestiture, Knogo N.A. would have a net worth of approximately $24 million (the "Target Net Worth") based on the historical carrying value of Knogo's assets and liabilities at the divestiture date. The Target Net Worth at the divestiture date was achieved by a combination of Knogo N.A.'s net loss through the divestiture date as well as the transfer of certain assets and the assumption of certain liabilities, amounting in the aggregate to a reduction of Knogo N.A.'s historical net worth in the amount of $877,000.

            (c) An adjustment to record the preliminary allocation of the costs of the Merger ($105.0 million), the estimated acquisition costs (approximately $3.0 million) and the amount of stock issuance costs ($200,000). This adjustment also records costs in excess of net assets acquired ($84.7 million) and eliminates the historical Knogo International retained earnings ($36.2 million), and records additional purchase accounting reserves and adjustments, including incremental costs related to the supply agreement between Sensormatic and Knogo N.A. These additional purchase accounting reserves and adjustments were approximately $21.0 million, net of related income tax benefits.

            (d) An adjustment for the reversal of incremental costs related to supply agreement between Sensormatic and Knogo N.A. recorded as purchase accounting adjustments (see (c) above). This adjustment was approximately $3.6 million for the year ended June 30, 1994, and approximately $900,000 and $1.0 million for the 3 months ended September 30, 1994 and 1993, respectively.

            (e) An adjustment to record the amortization of the costs in excess of net assets acquired related to the Merger (approximately $84.7 million) over 40 years. Amortization expense was approximately $2.1 million for the year ended June 30, 1994, and approximately $530,000 for the quarters ended September 30, 1994 and 1993.

            (f) An adjustment to record an estimate of the cost savings associated with the implementation by Sensormatic of a formal plan to reduce duplicative operating expenses arising from the Merger. This adjustment was approximately $8.3 million for the year ended June 30, 1994, and $2.1 million, and $1.9 million for the 3 months ended September 30, 1994 and 1993,respectively.

            (g) To eliminate the income tax benefits for the year ended June 30, 1994 and the 3 months ended September 30, 1993 related to net operating losses of historical Knogo International existing prior to the Merger, which will be accounted for as a reduction of costs in excess of net assets acquired. This elimination was approximately $1.0 million for the year ended June 30, 1994, and $55,000 for the 3 months ended September 30, 1993. To record the income tax benefit of approximately $1.0 million for the 3 months ended September 30, 1994, related to Knogo International's operating losses.

            (h) Adjustments to record the income tax effect of the pro forma adjustments, as applicable.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    January 10, 1995

                                 SENSORMATIC ELECTRONICS CORPORATION


                                 By: /s/ MIGUEL A. FLORES
                                     Miguel A. Flores
                                     Vice President and Treasurer

                                 Exhibit Index


           Exhibit
            Number                Description

             2(a)   Agreement and Plan of Merger ("Merger
                    Agreement") dated August 14, 1994,
                    between Sensormatic Electronics
                    Corporation, Knogo Corporation
                    ("Knogo") and Knogo North America
                    Inc. ("Knogo N.A.")
                    (including Exhibit A - Delaware
                    Certificate of Merger; Exhibit B - New
                    York Certificate of Merger; and
                    Exhibit C - Form of Contribution and
                    Divestiture Agreement (the "Divesti-
                    ture Agreement") between Knogo and
                    Knogo N.A.) (incorporated by
                    reference to Exhibit 2(a) to Registration
                    Statement on Form S-4, filed on
                    November 28, 1994 (File No. 33-56619)).

             2(b)   Form of License Agreement between
                    Knogo and Knogo N.A.
                    (Exhibit B to Divestiture Agreement)
                    (incorporated by reference to Exhibit 2(b) to Registration Statement on Form S-4, filed on November 28, 1994
                    (File No. 33-56619)).

             2(c) Form of Supply Agreement between Knogo and Knogo N.A. (Exhibit C to
                    Divestiture Agreement) (incorporated by
                    reference to Exhibit 2(c) to Registration
                    Statement on Form S-4, filed on
                    November 28, 1994 (File No. 33-56619)).

                    The Supply Agreement, the License Agreement and the Divestiture Agreement were each executed on December 29, 1994.

                    (Schedules to Exhibits 2(a), 2(b) and
                    2(c) are not included.  Copies will be
                    furnished supplementally to the
                    Securities and Exchange Commission
                    upon request.)

            23(a)   Consent of Deloitte & Touche LLP

            23(b)   Consent of Deloitte & Touche LLP